Exhibit (a)(3)

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF  "PARAMOUNT INSTITUTIONAL ACCESS FUND”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2011, AT 2 O’CLOCK P.M.

4975108 8100	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
110467596	AUTHENTICATION: 8725746
You may verify this certificate online
at corp.delaware.gov/authver.shtml	DATE: 04-28-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:07 PM 04/28/2011
FILED 02:07 PM 04/28/2011
SRV 110467596 - 4975108 FILE

STATE of DELAWARE
CERTIFICATE of TRUST

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) and sets forth the following:

• First: The name of the trust is Paramount Institutional Access Fund

• Second: The name and address of the Delaware trustee is
VCORP TRUST SERVICES, LLC 1811 SILVERSIDE ROAD WILMINGTON DE 19810- County of New Castle

• Third: (Insert any other information the trustees determine to include therein.)

By:	/s/ Ed Butowsky
Trustee(s)

Name:	Ed Butowsky
Typed or Printed